Exhibit 10.16


                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT is made and entered into effective this 1st day of December, 1996, by and between C.R Wehr, Jr., hereinafter referred to as "Lessor", and GuildMaster, Inc., hereinafter referred to as "Lessee".

         In consideration of the mutual convenants herein contained and agreed to be kept, the Lessor does hereby lease to the Lessee and the Lessee does hereby lease from the Lessor, the Premises on the following terms, conditions, and agreements:

         1. PREMISES. The Premises are land and a commercial structure for manufacturing and warehouse/distribution use located at 2655 North Airport Commerce Avenue, Springfield, Missouri which building has an aggregate of approximately 41,250 square feet and the land has an aggregate of approximately 164,221 square feet and said Premises being further delineated as Exhibit "A".

         2. TERM. The initial term of this Lease shall be for a period of sixty
(60) months beginning on December 1, 1996 and terminating on November 30, 2001, unless terminated prior thereto as provided herein. The Lessee may extend the term of this Lease for three (3) sixty (60) month terms by providing written notice to Lessor at least ninety (90) days prior to expiration of the initial and each subsequent renewal term, provided the Lessee is in full compliance with the terms and conditions of this Lease. The term of this Lease shall include the initial term and any exercised renewal term. If the premises is not ready for occupancy by December 1, 1996, then the lease term shall not commence until the premises is ready for occupancy. At that time, rent will be prorated for any portion of a month, and the commencement date of the lease term will be automatically changed to the first day of the next calendar month.

         3. RENTAL. The rental payments for the initial term hereof shall be the monthly sum of eight thousand seven hundred sixty-six and no cents ($8,766.00) from December 1, 1996 through November 30, 2001. If the Lessee exercises their option for the first five (5) year renewal term from December 1, 2001, through November 30, 2006, the monthly sum shall be determined by multiplying the rate eight thousand seven hundred sixty-six and no cents ($8,766.00) by a fraction, the numerator of which is the "Consumer Price Index", published by the United States Department of Labor, Bureau of Labor Statistics, All Consumers (CPI-U), all items, (1982-84=100) (or if that Index is not available then an available Index published by the Bureau or its successors, or if none, by any other instrumentality of the United States or the State of Missouri), (hereinafter "CPI-U") for November, 2001, and the denominator of which is the CPI-U for December, 1996. If there is no increase in the CPI-U for this period, the monthly rent payments shall remain the same as the previous period but at no time shall the maximum increase for the CPI-U be greater than three (3) percent annually, or a total of fifteen percent (15%) over the five (5) year period. If the Lessee exercises their option for the second five (5) year renewal term for the period from December 1, 2006, through November 30, 2011, the monthly sum shall be determined by multiplying the rate eight thousand seven hundred sixty-six and no

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cents ($8,766.00) by a fraction, the numerator of which is the CPI-U for
November, 2006, and the denominator of which is the CPI-U for December, 1996. If there is no increase in the CPI-U for this period, the monthly rent payments shall remain the same as the previous period but at no time shall the maximum increase for the CPI-U be greater than three (3) percent annually, or a total of fifteen percent (15%) over the five (5) year period. If the Lessee exercises their option for the third five (5) year renewal term for the period from December 1, 2011, through November 30, 2016, the monthly sum shall be determined by multiplying the rate eight thousand seven hundred sixty-six and no cents ($8,766.00) by a fraction, the numerator of which is the CPI-U for November, 2011, and the denominator of which is the CPI-U for December, 1996. If there is no increase in the CPI-U for this period, the monthly rent payments shall remain the same as the previous period but at no time shall the maximum increase for the CPI-U be greater than three (3) percent annually, or a total of fifteen percent (15(degree)/a) over the five (5) year period. All installments of rent shall be payable in advance on the first day of each month of this Lease and all payments shall be made to Lessor at 1915 W. Sunshine, Springfield, Missouri 65807. Additional rent shall include other charges and expenses to be paid or reimbursed by Lessee as provided for herein. Any rent or additional rent not paid within ten (10) days of due date shall bear a late charge equal to ten percent (10%) of the amount due.

         4. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution of this Lease a sum equal to one thousand and no cents dollars ($1000.00), as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay the Rent or any other charges due hereunder, or otherwise defaults under this Lease, Lessor may use, apply or retain all or any portion of the Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore the Security Deposit to the amount required above.

         5. TRIPLE NET LEASE. It is the intent of the parties that this be a triple net lease with Lessee bearing all costs of occupancy, repair and maintenance of the Premises, including but not limited to taxes, insurance, utilities, repairs, maintenance, and structural repairs, excluding only Lessor's obligation to (i) make payments on Notes payable by Lessor secured by Deeds of Trust on the Premises, (ii) restore the Premises as provided in Paragraph 17,
(iii) pay those costs related to a breach by Lessor of its representations and warranties herein, and (iv) pay for those capital improvements which Lessor elects at its sole discretion to make to the Premises, subject to full or partial reimbursement by Lessee as provided in Section 12(c).

         6. LESSOR'S REPRESENTATIONS. The Lessor represents and warrants the following:

                  (a) Lessor holds absolute and indefeasible title in fee simple to the Premises;

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


                  (b) Lessor is lawfully seized of the Premises and during all of the term hereof, Lessee's possession of the Premises shall not be disturbed by lawful acts of third parties claiming title to or a right to the possession of the Premises;

                  (c) The Premises is properly zoned for the operation of Lessee's current use of the Premises as a manufacturing and storage facility and has legal access to and from a publicly dedicated street; and

                  (d) The Premises has access to adequate utility services for Lessee's proposed use of the Premises as a manufacturing plant or warehouse/distribution center.

                  (e) The final construction of the building will be in adequate physical condition to allow manufacturing or distribution by the Lessee.

         7. TAXES. Lessee shall pay before delinquency thereof any and all personal and real property taxes assessed against the Premises and the property of Lessee contained in or on the Premises. Upon request by Lessee, Lessor shall provide without unreasonable delay, the necessary information, including signing any necessary forms, to allow Lessee to qualify for any enterprise zone tax benefits that the Lessee is entitled to as a result of locating at the Lessor's premises.

         8. UTILITIES. Lessee agrees to promptly pay all gas, electric, telephone, sewer, trash, water, sprinkler monitoring, and any other utility charges which may become payable during the continuation of this Lease for such utilities used in or on the Premises.

         9. USE AND OCCUPANCY.

                  (a) The Premises are to be used in Lessee's business for sales, manufacturing, warehousing, and shipping of home furnishings or for any other lawful purpose.

                  (b) Lessee covenants that no waste or damage shall be committed upon or to the Premises; that the Premises shall not be used for any unlawful purpose nor in a manner creating a nuisance for adjoining tenants; and that no violation of any city, county, state or federal law, rule or regulation shall be permitted or committed thereon, including without limitation any Environmental Laws (as hereinafter defined). Lessee shall not allow any rubbish or refuse to accumulate or any fire hazard to exist on the Premises. Lessee agrees to obey and conform to all laws, ordinances, rules, regulations or orders of the city, county, state and federal governments and all public utilities.


         10. HAZARDOUS SUBSTANCES.

                  (a) Lessee shall not generate, use or store any substances designated as, or containing components designated by any governmental agency as hazardous,

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

                  (b) Lessor is lawfully seized of the Premises and during all of the term hereof, Lessee's possession of the Premises shall not be disturbed by lawful acts of third parties claiming title to or a right to the possession of the Premises;

                  (c) The Premises is properly zoned for the operation of Lessee's current use of the Premises as a manufacturing and storage facility and has legal access to and from a publicly dedicated street; and

                  (d) The Premises has access to adequate utility services for Lessee's proposed use of the Premises as a manufacturing plant or warehouse/distribution center.

                  (e) The final construction of the building will be in adequate physical condition to allow manufacturing or distribution by the Lessee.

         7. TAXES. Lessee shall pay before delinquency thereof any and all personal and real property taxes assessed against the Premises and the property of Lessee contained in or on the Premises. Upon request by Lessee, Lessor shall provide without unreasonable delay, the necessary information, including signing any necessary forms, to allow Lessee to qualify for any enterprise zone tax benefits that the Lessee is entitled to as a result of locating at the Lessor's premises.

         8. UTILITIES. Lessee agrees to promptly pay all gas, electric, telephone, sewer, trash, water, sprinkler monitoring, and any other utility charges which may become payable during the continuation of this Lease for such utilities used in or on the Premises.

         9. USE AND OCCUPANCY.

                  (a) The Premises are to be used in Lessee's business for sales, manufacturing, warehousing, and shipping of home furnishings or for any other lawful purpose.

                  (b) Lessee covenants that no waste or damage shall be committed upon or to the Premises; that the Premises shall not be used for any unlawful purpose nor in a manner creating a nuisance for adjoining tenants; and that no violation of any city, county, state or federal law, rule or regulation shall be permitted or committed thereon, including without limitation any Environmental Laws (as hereinafter defined). Lessee shall not allow any rubbish or refuse to accumulate or any fire hazard to exist on the Premises. Lessee agrees to obey and conform to all laws, ordinances, rules, regulations or orders of the city, county, state and federal governments and all public utilities.

         10. HAZARDOUS SUBSTANCES.

                  (a) Lessee shall not generate, use or store any substances designated as, or containing components designated by any governmental agency as hazardous,

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

         dangerous, toxic or harmful, and/or subject to regulations under federal, state or local law, regulations or ordinance on or around the Premises, except to the extent used (i) in normal quantities and (ii) in compliance with all Environmental Laws. Lessee shall not install any underground storage tanks on the Premises without prior written consent of Lessor, which may be withheld in Lessor's sole discretion. Lessee shall be fully and completely liable to Lessor and shall indemnify, defend and hold Lessor harmless from any and all cleanup costs and any and all other charges, fees (including attorneys' and consultants' fees) or penalties relating to the use, disposal, transportation, generation or sale by Lessee of hazardous substances on the Premises.

                  (b) Lessee further agrees to indemnify, defend and hold harmless Lessor its employees, officers and directors, and Lessor's successors, assigns and successors in interest to the Premises or any part thereof, from and against any and all liability, losses, expenses (including attorneys' and consultants' fees), damages, penalties, costs, actions, claims, judgments, fines, response costs, cleanup costs and oversight costs which may be imposed upon, incurred by, or asserted against Lessor, its employees, officers and directors, and Lessor's successors, assigns and successors in interest to the Premises or any part thereof, by any person or entity (including, but not limited to, a governmental entity), arising out of or in connection with any Environmental Conditions on or off the Premises, caused or created by Lessee and/or arising out of or in connection with Lessee's violation or failure to comply with any Environmental Laws (as hereinafter defined) at any time throughout Lessee's occupancy of the Premises whether before or after the date of this Lease, except to the extent caused by Lessor or relating to an existing condition. Such indemnification applies whether or not such liability, damages, losses, expenses (including attorneys' and consultants' fees), penalties, costs, actions, claims, judgments fines, response costs, cleanup costs and oversight costs arise under any theory of strict liability, whether under common law or under any federal, state or local law and whether arising from the actions of Lessee or any of its employees, agents, contractors or licensees, except to the extent caused by Lessor or relating to an existing condition.

                  (c) "Environmental Conditions" means any and all conditions in, on, under or resulting from the soil, surface water, air, ground water and stream sediments on, under or above the Premises that could require remedial action or result in claims, demands or liabilities by third parties against the owner or operator of the Premises.

                  (d) "Environmental Laws" shall mean all federal, state or local environmental laws, ordinances, rules, regulations, requirements, licenses, permits, and acts, and all regulations promulgated thereunder, whether now existing or hereafter enacted, including, but not limited to: the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., as amended ("FWPCA"); the Clean Air Act, 42 U.S.C. ss. 741 et seq., as amended ("CAA"); the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended ("RCRA"); The

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

         Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., as amended ("CERCLA") The Superfund Amendments and Reauthorization Act, as amended ("SARA"); the Clean Water Act, as mended ("CWA"); the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., as amended ("TSCA"); the Occupational Safety and Health Act, 29 U.S.C. ss.651 et seq., as amended ("OSHA"'); the Safe Drinking Water Act, 42 U.S.C. s.300(f) et seq., as amended; the Federal Insecticide, Fungicide and Rodentcide Act, 7 U.S.C. ss.136, et seq., as amended ("FIFRA"); the Hazardous Material Transportation Act; and the Marine Protection, Research and Sanctuaries Act.

                  (e) Lessor represents and warrants that to the best of its knowledge and belief the Premises have never been used for the treatment, handling, storage, or disposal of any hazardous waste or substance or other toxic chemicals or hazardous conditions; and no such hazardous dangerous conditions, wastes, chemicals or products now exist on the Premises.

                  (f) Lessor further represents and warrants that in the event any of the above are ever discovered to exist on the Premises which predate closing, that they shall indemnify and hold Lessee and its successors and assigns harmless and shall correct and cure some as soon as reasonably possible after written notice, and pursuant to all governmental agency requirements.

         11. ASSIGNMENT AND SUBLETTING. The Lessee shall not assign or sublet the Premises, or any part thereof, without obtaining the prior written approval of the Lessor which consent shall not be reasonably withheld; and, should such consent be given, the Lessee shall remain liable for the performance of the terms and conditions and agreements under this Lease during the term of this Lease (including any renewal term) as though such assignment or subletting had not been made. Lessee shall reimburse Lessor for Lessor's reasonable costs of approving documents said transfer, not to exceed One Thousand Dollars ($1,000) per requested assignment or subletting. Lessor may assign this Lease to any subsequent owner of the Premises without consent of Lessee.

         12. CONDITION OF PREMISES, REPAIRS. ALTERATIONS AND CAPITAL
IMPROVEMENTS.

                  (a) Prior to the term of this Lease as defined in Section 2, the Lessor shall improve the premises at its own expense in accordance with the LETTER OF INTENT TO LEASE signed by Lessor on September 9, 1996, a copy of which is attached hereto and made a part thereof as Exhibit "C". The improvements shall be made in conformance with all the laws, ordinances, rules and regulations of all public authorities having jurisdiction over the premises. Lessor shall furnish to Lessee as soon as possible after preparation, copies of all architectural drawings and specifications covering said improvement.

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

                  (b) Lessor expenses for the improvements outlined in Exhibit "B" shall be limited to a total of fifty thousand and no cents dollars ($50,000.00). The improvements can include (i) office area infill, (ii) compressor airline installation (iii) installation of vents for air circulation (iv) installation of air handling units (v) extension, including paving, of parking lot area. Should the expense for the improvements attached as shown on Exhibit "B" exceed fifty thousand and no cents dollars ($50,000.00), Lessee will pay the excess amount over fifty thousand and no cents dollars ($50,000.00).

                  (c) Lessee reserves the right to request additional items as defined in Exhibit "B" to be added by the Lessor to the premises prior to the Lessee taking possession, and because such additional items are an added capital expense to the Lessor, the Lessee understands and agrees that the lease rate will increase as a result of these expenses. Lessee must exercise this right to request any additional items by October 15, 1996, and the request shall be in writing. Lessor shall not increase the initial monthly lease rate by an amount greater than twelve (12) percent of the cost of the additional items divided by twelve (12) and the increase shall be done as an amendment pursuant to
         Section 30 of this Agreement.

                  (d) Lessee's taking possession shall be conclusive evidence against it that the Premises were in good order and in satisfactory condition when Lessee took possession hereunder. Lessee agrees to make all interior, exterior and structural repairs, other than those necessitated by fault or default of Lessor, to the buildings and land comprising the Premises, including without limitation all necessary repairs to (i) gas, electrical, plumbing, air conditioning, heating, lighting, ventilating, fire sprinkler, fire alarm, smoke alarm, and other safety alarm equipment and/or systems as are installed or as may be installed in or on the Premises, (ii) all connections from existing utilities to the buildings on the Premises, and (iii) the roof, ceilings, interior and exterior walls, floors, foundations, windows, doors, skylights, signs, driveways, parking lots, fences, retaining walls, sidewalks, and landscaping in, on, about or adjacent to the Premises. Lessee agrees to replace all broken glass, damaged or destroyed in any manner whatsoever in the Premises.

                  (e) Lessee agrees not to make, or cause to have made, any alterations or improvements upon the Premises in excess often thousand dollars ($10,000.00) without first having submitted plans and specifications for such proposed alterations or improvements to Lessor and having obtained Lessor's prior written approval of same. All repairs, alterations, additions, and improvements to the leasehold, except trade fixtures installed by the Lessee which may be removed without damage to or subsequent restoration of the Premises, shall become the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration of this Lease or a sooner termination thereof, unless otherwise agreed to by the parties in writing.

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

                  (f) Lessor shall make, in its sole discretion, capital improvements to the Premises which are both essential to Lessee's operations and appropriate for the continued use of the Premises as it is proposed to be operated, such as the installation of a new roof at the expiration of its useful life (the costs and expenses incurred by Lessor in connection therewith shall be referred to herein as "Capital Expenditures"). Promptly after the completion of any such capital improvements, Lessee shall be responsible for paying to Lessor, within twenty (20) days after receiving written notice from Lessor, a portion of the Capital Expenditures equal to the total Capital Expenditures multiplied by the remaining period of time in the term of this Lease divided by the useful life of the improvement at issue (using the Internal Revenue Code guidelines as a basis for determining such useful life if the parties are not able to agree otherwise). It is agreed that the useful life of the roof is twenty (20) years and Lessor shall be responsible for improvements during the twenty (20) year period. The Lessee shall also pay upon the subsequent exercise of each renewal term a portion of the Capital Expenditures multiplied by the number of years in such renewal term divided by the useful life of the improvement.

                  (g) Lessor represents that upon completion of the new building and prior to occupancy by the Lessee that the building is in compliance with all city, county, and state building codes.

         13. SIGNS. Lessee shall have the right to erect and maintain customary and ordinary signs upon the walls of the Premises for advertising, except that Lessee may not paint signs on walls, roofs, or other area of the Premises without Lessor's prior written consent. The Lessee shall indemnify and hold harmless the Lessor from all liability arising to any and all persons whomsoever, whether for personal injuries or otherwise, by reason of the erection, maintenance, operation or condition of any sign or signs or any part thereof, or any device or appliance used in connection therewith, and from any damage or injury resulting to any persons whomsoever from defects in or defective condition of that portion of the Premises upon which said signs may be installed. Any signs placed upon the Premises by Lessee may be removed at the termination of this Lease and all damage done thereby shall be repaired at Lessee's expense.

         14. LESSOR'S NON-LIABILITY FOR DAMAGE BY FIRE OR WATER, LIABILITY OF LESSEE AND INSURANCE.

                  (a) The Lessor shall not be liable or responsible to any person or persons whomsoever for any damage to person, goods, wares, merchandise or other property in or about the Premises which is caused or occasioned by fire or by the breaking, overflowing or leaking of roofs, pipes or walls of the building, or for any damage suffered by any acts whatsoever, except for those damages caused by Lessor's willful acts or gross negligence.

                  (b) The Lessee agrees to be responsible for any damage to the property of Lessor which may result from any use of the Premises or any act done thereon by

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

         the Lessee, or any person coming or being upon the Premises by the license of the Lessee, express or implied, and also to save the Lessor harmless from any liability to any person, for damage to person or property resulting from such cases, and to protect against such liability by purchasing and maintaining Public Liability Insurance for the benefit of Lessee and the Lessor in coverage of not less than $1,000,000 per occurrence/$3,000,000 aggregate. Lessee agrees to furnish Lessor a certificate issued by a insurance carrier or carriers listed in the "Best Guide" with a "B" rating or above, showing such insurance in force arid to provide Lessor with a copy of said policies. The policy or policies shall name Lessor as an "additional insured" and shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease and, at Lessor's request, shall include the "Amendment of the Pollution Exception" for damages caused by heat, smoke or fumes from a hostile fire. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation under this Lease.

                  (c) Lessee agrees to purchase property and casualty insurance at replacement cost of the Premises, including extended risk, and Lessee is further responsible for payment of any deductible associated with said policies in the event of a claim. Lessee agrees to furnish Lessor a certificate issued by an insurance carrier or carriers, acceptable to Lessor, showing such insurance in force and noncancelable without at least ten (10) days advance written notice to Lessor, and to provide Lessor with a copy of said policies upon request. The policy or policies shall name Lessor as an insured party.

         15. MUTUAL INDEMNIFICATION. The Lessee agrees to hold the Lessor free and harmless from any liens, judgments or encumbrances created or suffered by the Lessee, and from any and all liability, penalties, losses, damages, costs and expenses, causes of action, claims or judgments arising from injury during said term to persons or property of any nature occasioned by an act or omission of the Lessee, or its employees, agents, or servants, subtenants, or contractors, and growing out of the occupancy of the Premises by Lessee, and also against all legal costs and charges, including attorney fees, reasonably incurred in and about such matters, and the defense of any action arising out of the same, or in discharging the Premises or any part thereof from any and all liens that may be placed thereon for charges incurred by Lessee. Notwithstanding any provision contained in this Lease to the contrary, Lessor hereby indemnifies Lessee and holds Lessee harmless from and against any and all claims, liabilities, losses and causes of action of whatever kind of nature which are suffered by or asserted against Lessee by any person and which claims, liabilities, losses and causes of action arise out of, or in connection with or are based upon any acts, omissions, or failures of Lessor, its agents, contractors, employees, servants or invitees under this Lease.

         16. LESSOR'S RIGHT TO INSPECT. RESERVED RIGHTS. Lessor expressly reserves the following rights: (a) to enter the Premises at any reasonable time during

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business hours to examine the Premises, to observe the manner of Lessee's operations on the premises; and (b) at least ten (10) days after Lessor gives Lessee written notice, to enter the Premises to make such repairs, additions or alterations as the Lessor may deem necessary for the improvement or preservation of the Premises, as long as Lessor does not unreasonably interfere with the business operations of the Lessee, but Lessor assumes no obligation to make examinations or repairs to the Premises; and (c) to enter the Premises and display a sign, "For Rent", at any time within ninety (90) days before the expiration of this Lease, or any extension thereof, and to maintain the same as placed; and (d) during or after the time Lessee abandons or vacates the Premises for reoccupancy. The exercise of any reserved right herein stated by Lessor, shall never be deemed an eviction or disturbance of Lessee's use and possession of the Premises and shall never render Lessor liable in any manner to Lessee or to any other person.

         17. FIRE CLAUSE.

                  (a) If the Premises are partially damaged by fire or other casualty, not occurring through Lessee's fault, and such damage can be repaired within one hundred eighty (180) days after the date of such occurrence, the Lease shall remain in full force and effect, and the Lessee shall promptly repair such damage at Lessee's expense, and in that event there shall be proportionate abatement of rent for so much of the Premises and may be untenantable during the period of repair or restoration unless the Premises were damages through Lessee's fault.

                  (b) If in the opinion of a registered architect or engineer appointed by the Lessor, the Premises are damaged by fire or other casualty to such an extent as to make them untenantable for a period of one hundred eighty (180) days or more from the date of such occurrence, and such damage cannot be repaired or the Premises restored within said time, this Lease shall terminate at the option of either the Lessor or Lessee upon written notice given within thirty (30) days after receiving said architect's or engineer's opinion. If damage is caused by Lessee's fault, then Lessee shall be responsible for all repairs and rent for the remaining term of the Lease.

         18. DAMAGE NEAR END OF TERM. Notwithstanding Paragraph 17(a), if at any time during the last six (6) months of the initial term or any renewal term of this Lease there is damage to the Premises for which the cost to repair exceeds six (6) months' rent, whether or not an insured loss, either Lessor or Lessee may option, terminate this Lease effective sixty (60) days following the occurrence of such damage by giving written notice to the other party within ten
(10) days after the date of the occurrence of such damages unless Lessee has prior thereto exercised any option Lessee may have to extend this Lease.

         19. CONDEMNATION. It is mutually agreed by the parties that in case the whole or any part of the Premises shall be taken by the City, State or other public authority for any public use and which renders the Premises reasonably unusable by Lessee, then this Lease shall terminate from the time when possession of the whole or of

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the part so taken shall be required for such public use, and Lessee shall pay all rents prorated to the date when possession is taken; and, the Lessee shall not claim or be entitled to any part of the award to be made for damages for such taking for public use; and, such taking shall not be deemed a breach of any covenant for quiet enjoyment by Lessor herein; provided, further, that if only a portion of the Premises is taken which does not materially interfere with Lessee's use of the Premises, then the Lease shall continue as to the remaining portion of the Premises not so taken, in which case the obligations and liabilities of the Lease shall continue in all respects notwithstanding such partial taking for public use.

         20. ABANDONMENT AND SURRENDER OF PREMISES. If Lessee shall abandon or vacate the Premises before the end of the term without an intent to return, or any other event shall happen entitling Lessor to take possession thereof, Lessor may take possession of the Premises and relet the same without any action being deemed an acceptance of a surrender of this Lease, or in any way terminating the Lessee's liability hereunder and the Lessee shall remain liable for payment of the rent herein reserved, less the net amount received by the Lessor from reletting (after the deduction of any expenses incident to such possession and reletting). The Lessee shall, upon the expiration or termination of this Lease for any reason whatsoever, surrender to the Lessor the building and building equipment then upon the Premises, together with all alterations and replacements thereof then on the Premise, in good order, condition and repair, except for damage due to reasonable wear and tear, casualty other than a casualty caused by Lessee's negligence, or condemnation. Except as provided in Paragraph 12, title to all of the Lessee's trade fixtures, furniture and equipment shall remain in the Lessee, and, upon expiration on other termination of this Lease, the same shall be removed and any resultant damage to the Premises shall be repaired by and at the expense of the Lessee; provided, however, that if, upon any expiration or termination of this Lease, the Lessee shall be delinquent or in default under any provisions hereof, the Lessee shall not, without the Lessor's consent expressly given in writing, be entitled to remove any such trade, fixtures, furniture or equipment unless and until such delinquency or default shall have been cured, and if such delinquency or default shall have been cured, and if such delinquency or default shall not have been cured by the Lessee in thirty (30) days after the date of such expiration or termination, all such trade fixtures, furniture and equipment of the Lessee shall, at the Lessor's option be and become the absolute property of the Lessor. Lessor shall, upon Lessee's request and subject to Lessee being in full compliance with all terms, conditions and agreements in this Lease, execute such landlord waivers as Lessee may reasonably request regarding Lessee's trade fixtures and personal property which are consistent with the terms of this Lease.

         21. TENURE AT EXPIRATION. If the Lessee shall occupy Premises with the consent of the Lessor after the expiration of the Lease, or any extension thereof, and the rent is accepted from said Lessee, such occupancy and payment shall be construed as an extension of this Lease for the term of one (1) month only from the date of such expiration, and occupation thereafter shall operate to extend the term of this Lease for one (1) month at a time, unless other terms of such extension are endorsed hereon in writing and signed by the parties hereto. If such occupancy continues without the consent of the

Lessor, Lessee shall pay to Lessor as liquidated damages one hundred fifty percent (150%) of the amount of rent specified in this Lease for the first sixty
(60) days which Lessee retains possession of the Premises, or any part thereof, after termination of the term by lapse of time or otherwise, and thereafter the liquidated damages shall be double of the rent specified in the Lease. Lessor's receipt of such liquidated damages shall not be construed as a consent to Lessee's holdover.

         22. LESSOR'S REMEDIES. SECURITY AND COSTS IN ACTION. Upon Lessee's failure to pay any installment of rent or other charges when due or if Lessee shall fail to observe and perform any of the other conditions, agreements, or provisions of this Lease, it shall be lawful, upon compliance with the applicable notice requirements (which shall be 10 days for monetary defaults and 30 days for nonmonetary defaults) and without legal process, for Lessor to accelerate Lessee's obligations under the Lease, re-enter and repossess Premises, to remove all persons therefrom and to take exclusive possession of and remove all property therefrom, and any and all rights of Lessee as a tenant shall immediately cease and terminate. All property of Lessee which may be at any time during the term of this Lease in or upon Premises, whether exempt from execution or not, shall be bound by and subject to a lien for the payment of the rent herein reserved and for any damages arising from any breach by Lessee of any of the covenants or agreements of this Lease to be performed by Lessee. In case default be made in the payment of any installment of rent or other charges, or any part or parts thereof, when the same becomes due, and if said default continues for ten (10) days after written notice thereof be given by Lessor to Lessee, Lessor may take possession of said property or any parts or parts thereof and sell or cause the same to be sold at public or private sale, with or without notice, to the highest bidder for cash, and apply the proceeds of said sale toward the costs thereof and then toward the debt and/or damages as aforesaid. The remedies set forth in this article shall be in addition to any and all other rights and remedies of Lessor, either under the terms of this Lease or otherwise. The provisions hereof shall not, however, be construed so as to prevent Lessee from conducting his business in a normal way prior to default hereunder. The failure on the part of the Lessor to reenter or repossess the Premises or to exercise any of his rights hereunder upon any default, shall not be deem a waiver of any of the terms and conditions of this Lease and shall not preclude the Lessor from exercise of any such rights upon any subsequent occurring default or defaults. Lessor shall be entitled to all rights at law or in equity, including rights of sale under the Missouri Uniform Commercial Code, and to recover damages for failure to pay on any breach of this Agreement, including court costs and reasonable attorneys' fees. Lessee expressly waives any common law requirements of notices and procedures as to forfeitures of leasehold interests, and agrees that the terms of this agreement shall govern.

         23. DECLARATION OF FORFEITURE. Any failure to pay each month's rent or other charges when due, or to keep and perform any of the covenants or agreements herein by Lessee shall produce a forfeiture of this Lease, provided Lessor must give Lessee at least ten (10) days' prior written notice of a monetary default or thirty (30) days' prior written notice of a nonmonetary default and opportunity to cure, unless the nature of the alleged nonmonetary default requires more than thirty (30) days to cure, in which case Lessee shall be granted such reasonable time as is necessary to cure as long as

Lessee has undertaken and diligently proceeded to cure the default. If at the expiration of said time Lessee is still in default, said forfeiture shall be in full force and effect. No waiver of any forfeiture by acceptance of rent or otherwise shall waive any subsequent cause of forfeiture or breach of the terms and conditions of this Lease, nor shall any consent by said Lessor to any assignment of the Premises, or any part thereof, or if Lessee shall sublet Premises or any part thereof, be held waived or release said Lessee or any assignee or sublessee from any of the foregoing conditions or convenants as against it or them, but said Lessee or any assignee or sublessee shall be expressly subject thereto. Before Lessee may declare Lessor in default in its obligations hereunder, it must give Lessor thirty (30) days' prior written notice and opportunity to cure, unless the nature of the alleged default requires more than thirty (30) days to cure, in which case Lessor shall be granted such reasonable time as is necessary to cure as long as Lessor has undertaken and diligently proceeded to cure the default.

         24. WAIVER OF BREACH NOT WAIVER OF SUBSEQUENT BREACHES. To be valid a waiver must be in writing and executed by the party making the waiver. Any waiver by the Lessor or the Lessee of any breach of this Lease or any terms, conditions or promises herein contained shall not be or be construed to be a waiver of any subsequent breach of the same or any other term, condition or promise herein, and the payment of rent hereunder by the Lessee and acceptance by the Lessor shall not be or be construed to be a waiver of any breach of the terms, conditions or promises herein, except as to the particular installment of rent so paid and accepted.

         25. BANKRUPTCY AND FORFEITURE. To more effectually secure the Lessor against loss of the rent and other payment herein provided to be made by Lessee, it is agreed as a further condition of this Lease that the filing of any petition in bankruptcy or insolvency by or against the Lessee, or the adjudication in bankruptcy of the Lessee or the appointment of a receiver for Lessee by any court shall be deemed a breach of this Lease, and thereupon, without entry or other action by the Lessor, this Lease shall become and be terminated; and notwithstanding any other provisions of this Lease, the Lessor shall forthwith upon such termination be entitled to recover the rent reserved in this Lease for the term hereof, less the fair rental value of the Premises for the remainder of the term.

         26. NON-LIABILITY OF LESSOR. It is agreed that Lessor shall not be liable to Lessee or any other person on the Premises for any damage either to person or property, except for Lessor's willful conduct or gross negligence. Lessor shall not be under any responsibility or liability in any way whatsoever for the quality, quantity, impairment, interruption, stoppage, or other interference with the services involving water, heat, gas, electric current, sewer telephone or other services by any public utility.

         27. SUBORDINATION, ATTORNMENT, NON-DISTURBANCE. This Lease shall be subject and subordinate to any mortgage, deed of trust or other security devise now or hereafter placed by Lessor upon the real property of which the Premises are a part and to all renewals, modification, consolidations, replacements and extensions thereof ("Security Devises"), provided that Lessee obtains from the holder and beneficiary of any such Security Devise a Non-Disturbance Agreement in form and substance reasonably satisfactory to Lessee. Upon Lessor's written request, Lessee shall within five
(5) days, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified (or if modified, describing same) and in full force and effect, the date to which rents are paid and setting forth any alleged defaults of Lessor. Said statement may be relied upon by Lessor, its agents, lenders and purchasers. Upon Lessee's written request, Lessor shall within five (5) days, execute, acknowledge and deliver to Lessee a written statement certifying that the Lease is unmodified (or if modified, describing same) and in full force and effect, the date to which rents are paid and setting forth any alleged defaults of Lessee. Said statement may be relied upon by Lessee, its agents, lenders and purchasers. Subject to Lessee's receipt of a Non-Disturbance Agreement, Lessee agrees to attorn to Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not be liable for any act of omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, or be subject to any offsets or defenses which Lessee might have against any prior lessor.

         28. NOTICE. All notices for which provision is made under the Lease shall be in writing. Any notice from the Lessor to the Lessee shall be deemed to have been given in a proper manner if such notice is in writing addressed to the Lessee at the Premises, deposited in the United States mail, with postage prepaid, and sent by Registered or Certified mail, return receipt requested. Any notice from the Lessee to the Lessor shall be deemed to have been given in proper manner if such notice is in writing addressed to the Lessor at the address of Lessor to which rent is paid, or at such other address as Lessor may have designated by written notice to the Lessee, with postage prepaid, deposited in the United States mail, and sent by Registered or Certified mail, return receipt requested. The addresses of the parties are as follows:

                            Lessor:

                            C.R. Wehr, Jr.
                            Wehr, Wehr, Johnson & Bridgeforth
                            1915 W. Sunshine
                            Springfield, MO 65807

                            Lessee:

                            GuildMaster, Inc.
                            P.O. Box 10725
                            Springfield, MO 65808


         29. HEIRS AND ASSIGNS. The words "Lessor" and "Lessee" as used herein, include, apply to and bind and benefit the heirs, executors, administrators, successors and assigns of the Lessor and Lessee, subject to the provisions of Paragraph 11.

         30. AMENDMENTS. This Agreement may be amended only by written instrument by all of the parties hereto.

         31. ATTORNEYS' FEES. In the event that litigation or arbitration arises involving this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses. In addition, if the Lessee breaches a term, condition or agreement under this Lease, Lessor shall be entitled to attorneys' fees and expenses incurred in the preparation and service of notices of breach and consultation with Lessor regarding the breach, whether or not a legal action is subsequently commenced in connection with such breach.

         32. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the state in which the Premises are located.

         33. HEADINGS. The headings used herein are for reference purposes only and shall not be used to construe or interpret the meaning of this Lease.

         34. SURVIVAL OF INDEMNIFICATION. The obligations of either party to indemnify the other party as provided in this Lease shall survive the termination or expiration of this Lease.

         THIS LEASE CONSISTS OF FIFTEEN (15) PAGES, INCLUDING THE PAGE ON WHICH THESE SIGNATURE APPEAR THREE (3) EXHIBITS DESIGNATED AS A, B AND C, ATTACHED HERETO.

         IN WITNESS WHEREOF, the parties have hereunto affixed their respective names intending to be legally bound.

                                     LESSOR:

                                     C.R. Wehr, Jr.


                                     /s/ C.R. Wehr, Jr.
                                     -------------------------




                                     LESSEE:

ATTEST:                              Guildmaster, Incorporated


/s/ James K. Parsons                 By: /s/ Jon Baker
---------------------                -----------------------------
Secretary                            Title:  President

STATE OF MISSOURI       )
                        )ss.
COUNTY OF GREENE        )


         BEFORE ME, the undersigned, a notary public in and for the aforesaid county and state, personally appeared C.R. Wehr, Jr., known to be the Lessor and the same person who executed the foregoing Lease Agreement as her free act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal this 27th day of September 1996.

                                               /s/ Teri Deann Cobb
                                             -------------------------
                                             NOTARY PUBLIC
 My appointment expires:
     11/15/96                                Teri Deann Cobb       Notary Public
                                             Greene County     State of Missouri
                                             My commission Expires Nov. 16, 1996


STATE OF MISSOURI   )
                    )ss.
COUNTY OF GREENE    )

         BEFORE ME, the undersigned, a notary public in and for the aforesaid county and state, personally appeared Jim Parsons, known to me to be the President, of Guildmaster, Inc. and the same person who executed the foregoing Lease Agreement as his free act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal this 27th day of September 1996.

                                               /s/ Teri Deann Cobb
                                             -------------------------
                                             NOTARY PUBLIC
 My appointment expires:
     11/15/96                                Teri Deann Cobb       Notary Public
                                             Greene County     State of Missouri
                                             My commission Expires Nov. 16, 1996